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                                                                     EXHIBIT 5.1

                OPINION OF POWELL, GOLDSTEIN, FRAZER & MURPHY LLP



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                OPINION OF POWELL, GOLDSTEIN, FRAZER & MURPHY LLP



                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                     191 PEACHTREE STREET, N.E., Suite 1600
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600

                                February 8, 1999


First Banking Company of Southeast Georgia
40 North Main Street
Statesboro, Georgia  30458

Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         This opinion is given in connection with the filing by First Banking Company of Southeast Georgia ("First Banking"), a corporation organized and existing under the laws of the State of Georgia, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 ("Registration Statement") with respect to the shares of the $1.00 par value common stock of First Banking to be issued in connection with the proposed merger of Wayne Bancorp, Inc. ("Wayne") with and into First Banking (the "Merger").

         The Merger is intended to be effected pursuant to an Agreement and Plan of Merger dated as of November 30, 1998 (the "Agreement") between First Banking and Wayne, pursuant to which each outstanding share of Wayne common stock (other than shares held by Wayne, First Banking or their subsidiaries or by shareholders who perfect their dissenters' rights) will be converted into and exchanged for the right to receive 1.57024 shares of First Banking common stock.

         In rendering this opinion, we have examined such corporate records and documents, including the Agreement, as we have deemed relevant and necessary as the basis for the opinion set forth herein.

         Based upon the foregoing, it is our opinion that the shares of First Banking common stock, when issued to the holders of Wayne common stock in accordance with the terms and upon the fulfillment of the conditions set forth in the Agreement, such shares will be validly issued, fully paid and non-assessable under the Georgia Business Corporation Code.

         We hereby consent to the use of this opinion and to the reference made to our Firm under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting part of the Registration Statement.

                                         Very truly yours,

                                 /S/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP